Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C., SECTION 1350 AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Feihe International, Inc. (the “Company”) on Form 10-K/A (the “Company”) for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chief Executive Officer and President, and the Acting Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents in all material respects the financial condition and results of operations of Feihe International, Inc.

Date: April 8, 2011	By:	/s/ Leng You-Bin
Leng You-Bin, Director, Chief Executive Officer and President
(Principal Executive Officer)

Date: April 8, 2011	By:	/s/ Liu Hua
Liu Hua, Acting Chief Financial Officer
(Principal Accounting and Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Feihe International, Inc. and will be retained by Feihe International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.